UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2015

CardioGenics Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification)

6295 Northam Drive, Unit 8, Mississauga, Ontario, L4V 1W8

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: 905.673.8501

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 – Regulation FD Disclosure

On October 5, 2015, CardioGenics Holdings Inc. (the “Company”) issued a press release reporting that it has entered into a binding letter of intent with Plasticap Corporation (“Plasticap”), pursuant to which CardioGenics would acquire substantially all of the assets of Plasticap. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Exhibit 99.1 shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 8.01 – Other Events

On August 10, 2015 CardioGenics entered into a non-binding letter of intent with Plasticap to acquire substantially all of the assets of Plasticap (the “LOI”). On September 29, 2015, the parties entered into an amendment to the LOI, which made the terms of the LOI binding on the parties and supplemented certain terms of the LOI.

Under the terms of the LOI, as amended, CardioGenics will acquire substantially all of Plasticap’s assets, which assets will be transferred to an affiliated company of Plasticap prior to the closing, in consideration for the Purchase Price to be paid by CardioGenics, which includes:

(a) the issuance of ten million (10,000,000) shares of CardioGenics preferred stock, which shall (i) be convertible into shares of CardioGenics common stock for a price of not less than $1.00 per share and (ii) have such other rights and preferences as shall be agreed upon by the parties in the definitive agreements for the acquisition;

(b) the issuance of twenty million (20,000,000) shares of CardioGenics common stock;

(c) the issuance by CardioGenics of warrants that will permit the holder(s) to acquire ten million (10,000,000) shares of CardioGenics common stock, which warrants shall be exercisable on a “cashless” basis for an exercise price of not less than $0.50 per share;

(d) the assumption of $3,000,000 in outstanding debt of Plasticap that is secured by certain assets of Plasticap;

(e) the assumption of the first mortgage on the premises owned by Plasticap and located at 177 Crosby Avenue, Richmond Hill, Ontario, Canada, in the amount of $2,600,000, which premises currently serve as Plasticap’s manufacturing and office facilities; and

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(f) the assumption of the first mortgage on the industrial condominium complex owned by Plasticap and located at 166 Newkirk Avenue, Richmond Hill, Ontario, Canada, in the amount of $6,700,000 (the “Newkirk Property”). The Newkirk Property contains five condominium units., It is anticipated that one of those unsold units will house CardioGenics’ future corporate headquarters.

CardioGenics will also engage AFI Limited of Ontario, Canada to assist in raising $1,000,000 in short term capital for the combined CardioGenics/Plasticap business.

If the parties have not entered into definitive agreements for the purchase by CardioGenics of the Plasticap assets by October 15, 2015, either party my, by written notice to the other, terminate the LOI.

CardioGenics previously announced on August 25, 2015 that it had entered into a manufacturing agreement with Plasticap, pursuant to which Plasticap will manufacture CardioGenics’ proprietary self-metering cartridges for its QL Care™ analyzer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated October 5, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENICS HOLDINGS INC.

By:	/s/ Yahia Gawad
Name:	Yahia Gawad
Title:	Chief Executive Officer

Dated: October 5, 2015

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